Exhibit 99.1

FOR IMMEDIATE RELEASE

April 26, 2016

Media Contact: Laura ZuHone	Investor Contact: Aaron Holt
VP, Director of Marketing	AVP, Shareholder Relations
217-258-0675	217-258-0463
lzuhone@firstmid.com	aholt@firstmid.com

Media Contact: P. David Kuhl	Investor Contact: Dee McDonald
President and CEO	EVP, Chief Financial Officer
618-656-6122	618-656-6122
dkuhl@fclb.com	dmcdonald@fclb.com

First Mid-Illinois Bancshares, Inc. to acquire First Clover Leaf Financial Corp.

MATTOON, IL and EDWARDSVILLE, IL — First Mid-Illinois Bancshares, Inc. (NASDAQ: FMBH) (“First Mid”) announced today the execution of a definitive agreement under which First Mid will acquire all of the outstanding shares of First Clover Leaf Financial Corp. (NASDAQ: FCLF) (“First Clover Leaf”) in a cash and stock transaction valued at $12.87 per share, or a total of approximately $90 million.

Under the terms of the agreement, First Clover Leaf’s stockholders may elect to exchange each share of First Clover Leaf common stock for either $12.87 in cash or .495 of a share of First Mid common stock, subject to certain potential adjustments. Overall elections are subject to proration such that 25 percent of the First Clover Leaf shares will be exchanged for cash and 75 percent for First Mid stock. The stock portion of the transaction is intended to be tax-free to stockholders. The consideration represents a 34% premium to First Clover Leaf’s stock price as of the close of business on April 25, 2016.

With nearly $655 million in total assets, First Clover Leaf is the holding company for First Clover Leaf Bank and headquartered in Edwardsville, Illinois. First Clover Leaf Bank currently operates seven full-service banking centers in Illinois and Missouri, with total deposits of approximately $533 million and $427 million in loans as of December 31, 2015.

“The acquisition of First Clover Leaf Bank expands our presence in the attractive St. Louis metro east market area and for the first time, establishes a presence outside the state of Illinois,” said Joe Dively, First Mid Chairman and Chief Executive Officer. “We look forward to building on First Clover Leaf Bank’s legacy of long-standing relationships in their communities, while earning the trust and continued business of First Clover Leaf Bank customers.”

David Kuhl, President and Chief Executive Officer of First Clover Leaf, said, “Choosing a partner that mirrored First Clover Leaf Bank’s community banking business model was very important. First Mid-Illinois Bancshares and First Mid-Illinois Bank & Trust exemplify what being a community bank is all about. We are excited about the additional services they will provide to our customers in the future and the outstanding support they will provide to our communities. Our employees will benefit from additional career opportunities as well.”

1421 Charleston Avenue • Mattoon, Illinois 61938
(P) 217-258-0409 • (F) 217-258-0485 • (W) www.firstmid.com

The transaction is subject to customary closing conditions, including regulatory approvals and approval by First Mid and First Clover Leaf stockholders, and is presently anticipated to close by the fourth quarter of 2016.

First Mid was advised by FIG Partners, LLC and the law firm of Schiff Hardin LLP. First Clover Leaf was advised by Raymond James & Associates, Inc. and the law firm of Barack Ferrazzano Kirschbaum & Nagelberg LLP.

About First Mid-Illinois Bancshares, Inc.: First Mid-Illinois Bancshares, Inc. is the parent company of First Mid-Illinois Bank & Trust, N.A. (“First Mid Bank”), Mid-Illinois Data Services, Inc., and First Mid Insurance Group. First Mid’s mission is to fulfill the financial needs of its communities with exceptional personal service, professionalism and integrity, and deliver meaningful value and results for customers and stockholders. First Mid Bank is recognized as a top-performing community bank, having earned a five-star Bauer Financial rating, named among top 100 community banks by S&P Global Market Intelligence, as well as being named Small Business Administration (SBA) 2015 Community Bank of the Year by the Illinois District Office.

First Mid Bank was first chartered in 1865 and has since grown into a more than $2.1 billion community-focused organization that provides financial services through a network of 46 banking centers in 33 Illinois communities. First Mid’s talented team is comprised of over 500 men and women who take great pride in First Mid, their work and their ability to serve its customers. More information about First Mid is available on its website at www.firstmid.com. First Mid’s stock is traded in The NASDAQ Stock Market LLC under the ticker symbol “FMBH”.

About First Clover Leaf Financial Corp.: First Clover Leaf Financial Corp. is the bank holding company for First Clover Leaf Bank, National Association. First Clover Leaf Bank is headquartered in Edwardsville, Illinois, and devotes special attention to personal service and offers a full line of retail and commercial products. First Clover Leaf Bank is a strong advocate for community banking serving the Madison and St. Clair County market and surrounding communities.

First Clover Leaf Bank was first chartered in 1889 and has grown to more than $650 million as of December 31, 2015, operating six branch locations in Madison and St. Clair Counties in Illinois, along with one branch location in Clayton, Missouri. More information about First Clover Leaf is available on its website at www.firstcloverleafbank.com. First Clover Leaf’s stock is traded on the NASDAQ Capital Market and is traded under the ticker symbol “FCLF”.

Safe Harbor

This document may contain certain forward-looking statements, such as discussions of First Mid and First Clover Leaf’s pricing and fee trends, credit quality and outlook, liquidity, new business results, expansion plans, anticipated expenses and planned schedules. First Mid and First Clover Leaf intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1955. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of First Mid and First Clover Leaf, are identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. Actual results could differ materially from the results indicated by these statements because the realization of those results is subject to many risks and uncertainties, including, among other things, the possibility that any of the anticipated benefits of the proposed transactions between First Mid and First Clover Leaf will not be realized or will not be realized within the expected time period; the risk that integration of the operations of First Clover Leaf with First Mid will be materially delayed or will be more costly or difficult than expected; the inability to complete the proposed

1421 Charleston Avenue • Mattoon, Illinois 61938
(P) 217-258-0409 • (F) 217-258-0485 • (W) www.firstmid.com

transactions due to the failure to obtain the required stockholder approvals; the failure to satisfy other conditions to completion of the proposed transactions, including receipt of required regulatory and other approvals; the failure of the proposed transactions to close for any other reason; the effect of the announcement of the transaction on customer relationships and operating results; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; changes in interest rates; general economic conditions and those in the market areas of First Mid and First Clover Leaf; legislative/regulatory changes; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality or composition of First Mid’s and First Clover Leaf’s loan or investment portfolios and the valuation of those investment portfolios; success in raising capital by First Mid and First Clover Leaf; demand for loan products; deposit flows; competition, demand for financial services in the market areas of First Mid and First Clover Leaf; and accounting principles, policies and guidelines. Additional information concerning First Mid and First Clover Leaf, including additional factors and risks that could materially affect First Mid’s and First Clover Leaf’s financial results, are included in First Mid’s and First Clover Leaf’s filings with the Securities and Exchange Commission, including their Annual Reports on Form 10-K. Forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, we do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

Proxy Statement/Prospectus

This material is not a substitute for the proxy statement/prospectus that First Mid and First Clover Leaf will file with the Securities and Exchange Commission. Investors in First Mid or First Clover Leaf are urged to read the proxy statement/prospectus, which will contain important information, including detailed risk factors, when it becomes available. The proxy statement/prospectus and other documents which will be filed by First Mid and First Clover Leaf with the Securities and Exchange Commission will be available free of charge at the Securities and Exchange Commission’s website, www.sec.gov, or by directing a request when such a filing is made to First Mid-Illinois Bancshares, P.O. Box 499, Mattoon, IL 61938, Attention: Secretary; or to First Clover Leaf Financial Corp., P.O. Box 540, Edwardsville, IL 62025, Attention: Secretary. A final proxy statement/prospectus will be mailed to the stockholders of each of First Mid and First Clover Leaf.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Proxy Solicitation

First Mid and First Clover Leaf, and certain of their respective directors, executive officers and other members of management and employees are participants in the solicitation of proxies in connection with the proposed transactions. Information about the directors and executive officers of First Mid is set forth in the proxy statement for its 2016 annual meeting of stockholders. Information about the directors and executive officers of First Clover Leaf is set forth in its proxy statement for its 2015 annual meeting of stockholders. Investors may obtain additional information regarding the interests of such participants in the proposed transactions by reading the proxy statement/prospectus for such proposed transactions when it becomes available.

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1421 Charleston Avenue • Mattoon, Illinois 61938
(P) 217-258-0409 • (F) 217-258-0485 • (W) www.firstmid.com